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UNITED STATES	OMB Number:	3235-0056
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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Atlantic International Corp.

(Exact name of registrant as specified in its charter)

Delaware	46-5319744
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

270 Sylvan Avenue, Suite 3230
Englewood Cliffs, New Jersey 07632
(201) 899-4470

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
common stock, $.00001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(a) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:                                    (if applicable)

Securities to be registered pursuant to Section 12(a) of the Act:

N/A
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are common stock, par value $.00001, per share, of Atlantic International Corp. (the “Registrant”). The description of the Common Stock set forth under the heading “Description of the Shares” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-280653), originally filed with the U.S. Securities and Exchange Commission on July 2, 2024, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

		Incorporation by Reference
Exhibit Number	Description of Exhibits	Form	Filing Date	Exhibit Number
3.1	Amended and Restated Certificate of Incorporation, in effect	8-K	8/31/21	3.1
3.2	Amended and Restated Bylaws, in effect	8-K	8/31/21	3.2

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Atlantic International Corp.

Date	December 6, 2024

By	/s/Jeffrey Jagid

*	Print the name and title of the signing officer under such officer’s signature.

Jeffrey Jagid, Chief Executive Officer

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